UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

September 28, 2011

CHINA RECYCLING ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-12536	90-0093373

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12/F, Tower A
Chang An International Building
No. 88 Nan Guan Zheng Jie
Xi An City, Shan Xi Province
China 710068
(Address of principal executive offices, including zip code)

(86-29) 8769-1097
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On September 28, 2011, Xi’an TCH Energy Technology Co., Ltd  (“Xi’an TCH”), a wholly owned subsidiary of China Recycling Energy Corporation (the “Company”) entered into a Biomass Power Generation Asset Transfer Agreement (the “Transfer Agreement”) with Shenqiu Yuneng Thermal Power Co., Ltd. (the “Seller”), a limited liability company in China.

The Transfer Agreement provides for the sale to Xi’an TCH of a set of 12,000 KW biomass power generation system from the Seller after Xi’an TCH has completed the conversion of the system for biomass power generation purpose.  As consideration for the biomass power generation system, Xi’an TCH will pay to the Seller RMB 70,000,000 in cash (approximately $10,937,500) in three installments in 6 months upon the transfer of ownership of the system.

The Seller and Xi’an TCH have made customary representations, warranties and covenants in the Transfer Agreement. The description contained herein of the terms of the Transfer Agreement does not purport to be complete and is qualified in its entirety by reference to the Transfer Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

On September 28, 2011,  Xi’an TCH also entered into a Biomass Power Generation Project Lease Agreement (the “Lease Agreement”) with the Seller.  Under the Lease Agreement, Xi’an TCH will lease a set of 12,000 KW biomass power generation systems to  the Seller at RMB 1,800,000 per month (approximately $281,250) for a term of 11 years.  Seller will provide one month leasing fee as security deposit to Xi’an TCH as well as personal guarantees from its legal representative.

The description contained herein of the terms of the Lease Agreement does not purport to be complete and is qualified in its entirety by reference to the Lease Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)           The following exhibit is filed with this report.

Exhibit Number	Description
10.1	Biomass Power Generation Asset Transfer Agreement
10.2	Biomass Power Generation Project Lease Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation

Date: October 4, 2011	/s/ David Chong
David Chong, Chief Financial Officer